Exhibit 10.1

JOURNAL COMMUNICATIONS, INC.
NON-QUALIFIED DEFERRED COMPENSATION PLAN

Amended and Restated Effective January 1, 2008

JOURNAL COMMUNICATIONS, INC.
NON-QUALIFIED DEFERRED COMPENSATION PLAN

TABLE OF CONTENTS

Page

ARTICLE I

Section 1.1	Establishment of Plan	1
Section 1.2	Purpose of Plan	1

ARTICLE II

Section 2.1	Definitions	2
Section 2.2	Usage	2

ARTICLE III

Section 3.1	Conditions of Eligibility	3
Section 3.2	Commencement of Participation	3
Section 3.3	Termination of Participation	3

ARTICLE IV

Section 4.1	Amount and Manner of Deferral	3
Section 4.2	Cessation of Deferral	4

ARTICLE V

Section 5.1	Nature of Account	4
Section 5.2	Credit of Memorandum Account	5
Section 5.3	Changes in Memorandum Account	5
Section 5.4	Statement of Memorandum Account	5

ARTICLE VI

TERMINATION DISTRIBUTIONS

Section 6.1	Termination of Employment	5

ii

Section 6.2	Distribution Upon Death	6
Section 6.3	Emergencies	6

ARTICLE VII

ADMINISTRATION OF THE PLAN

Section 7.1	Appointment of Separate Administrator	7
Section 7.2	Powers and Duties	7
Section 7.3	Records and Notices	8
Section 7.4	Compensation and Expenses	8
Section 7.5	Limitation of Authority	8

ARTICLE VIII

GENERAL PROVISIONS

iii

JOURNAL COMMUNICATIONS, INC.
NON-QUALIFIED DEFERRED COMPENSATION PLAN

ARTICLE I

ESTABLISHMENT OF PLAN AND PURPOSE

Section 1.1 Establishment of Plan. Journal Communications, Inc. established the “Journal Communications Non-Qualified Deferred Compensation Plan,” effective as of January 1, 1996 (the “Plan”). The Plan is hereby amended and restated effective as of January 1, 2008 for the purpose of including special provisions intended to ensure compliance with Internal Revenue Code Section 409A relating to deferred compensation.

Section 1.2 Purpose of Plan. The Plan shall permit a select group of management or highly compensated employees to enhance the security of themselves and their beneficiaries following retirement or other termination of their employment with Journal (as defined herein) by deferring until that time a portion of the compensation which may otherwise be payable to them at an earlier date. By allowing key management employees to participate in the Plan, Journal expects the Plan to benefit it in attracting and retaining the most capable individuals to fill its executive positions.

        The parties intend that the arrangements described herein be unfunded for tax purposes and for purposes of Title I in the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”). The Plan is intended to be exempt from the requirements of Parts 2, 3 and 4 of Title I of ERISA as a “top hat” plan, and to be eligible for the alternative method of compliance for reporting and disclosure available for unfunded “top hat” plans.

ARTICLE II

DEFINITIONS AND CONSTRUCTION

As used herein, the following words and Phrases shall have the meanings set forth below:

Section 2.1 Definitions.

(a)	Administrator. The person or persons selected pursuant to Article VII below to control and manage the operation and administration of the Plan.

(b)	Base Compensation. Basic wages and earnings.

(c)	Beneficiaries. The spouse or descendents of Participant or any other person receiving benefits hereunder in relation to Participant.

(d)	Journal. Journal Communications, Inc., a Wisconsin corporation with its principal office and place of business in Milwaukee, Wisconsin, and any subsidiary or successor thereof now or hereinafter created.

(e)	Employee. An employee of Journal.

(f)	Employment. Employment with Journal.

(g)	Fiscal Year. The fiscal year of Journal, regardless of whether it is a calendar year or changes from time to time.

(h)	Incentive Compensation. Amounts payable to a Participant pursuant to the Journal Communications, Inc. Management Annual Incentive Plan (“Annual Incentive Plan”) and the Journal Communications, Inc. Management Long Term Performance Plan (“Long Term Incentive Plan”) as established in 1993 and as revised from time to time.

(i)	Memorandum Account. The account maintained for each Participant pursuant to Article V below.

(j)	Participants. Such management and highly compensated Employees who satisfy the eligibility requirements of Section 3.1 below, and who elect to participate herein.

(k)	Plan. The Journal Communications, Inc. Non-Qualified Deferred Compensation Plan, as set forth herein and as amended from time to time.

(l)	Termination. As to each Participant, the termination of his Employment.

(m)	Unforeseeable Emergency. An “unforeseeable emergency” as defined in Treas. Reg Section 1.409A-3(i)(3)(i). Generally, an unforeseeable emergency is a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s beneficiary, or the Participant’s dependent; loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

Section 2.2	Usage. Words, used in the masculine gender shall include the feminine and words used the singular shall include the plural, as appropriate. The words “hereof,”“herein,” “hereunder” and other similar compounds of the word “here” shall refer to the entire Agreement, not to a particular section.

ARTICLE III

ELIGIBILITY

Section 3.1	Conditions of Eligibility. Each Employee who is eligible for the Long Term Incentive Plan shall be eligible to participate herein.

Eligibility to participate herein shall not require that an Employee elect to defer hereunder compensation at any time or from time to time.

Section 3.2	Commencement of Participation. An Employee identified as eligible to participate herein shall, by electing a deferral of compensation, commence participation as of the first day of any Fiscal Year beginning on or after his identification as eligible for participation.

Section 3.3	Termination of Participation. An Employee’s right to defer compensation hereto shall cease as of the earlier of the termination of his Employment or any action removing him from the Employees eligible to participate herein.

If an Employee’s right to defer compensation terminates during a Fiscal Year, his deferral shall, consistent with his deferral elections then in effect, include all Incentive Compensation otherwise payable to him with respect to which a deferral election has been made.

ARTICLE IV

DEFERRAL OF COMPENSATION

Section 4.1

(a)	Amount and Manner of Deferral. A Participant may submit to Journal a written election, substantially in the form of Schedule A attached hereto, to defer his Incentive Compensation or his Base Compensation. Such election shall indicate the amount of his Base Compensation and Incentive Compensation which he elects to defer hereunder. An election with respect to deferral of Base Compensation or Annual Incentive Plan payments for each Fiscal Year must be made prior to the commencement of the Fiscal Year with respect to which the deferral election relates. Any election with respect to Long Term incentive Plan payments must be made prior to the end of the First Fiscal Year of a Long Term Incentive Plan Performance Cycle. Such election shall become irrevocable immediately upon the last date an election may be made with respect to such Base Compensation or Incentive Compensation. The Plan Administrator may modify or revoke a deferral election during a Fiscal Year only if there is an exception to the prohibition on accelerations as set forth in Treas. Regulations Section 1.409A-3(j)(4). Journal shall, consistent with such election, defer all or such portion of the Base Compensation or Incentive Compensation elected by the Participant. If a Participant elects to defer all or a portion of the Base Compensation or Incentive Compensation that may become payable to him, Journal shall reduce his Base Compensation or Incentive Compensation by the entire amount deferred when otherwise payable.

(b)	Special Deferral Elections. There are two exceptions to the timing requirement described in Section 4.1 (a), above:

(i)	For the Fiscal Year ending December 31, 1996, a Participant may submit a deferral election within 30 days of the effective date of the Plan with respect to Base Compensation payable in 1996, and with respect to Incentive Compensation payable under the Annual Incentive Plan for the Fiscal Year ending December 31, 1996 and under the Long Term Incentive Plan for the Performance Cycle ending December 31, 1997.

(ii)	In the first Fiscal Year a Participant becomes eligible to participate in the Plan (if he becomes eligible after 1996) he may submit a deferral election within 30 days of the date he becomes eligible to participate in the Plan with respect to Incentive Compensation payable under the Annual Incentive Plan for the Fiscal Year during which the Participant becomes eligible to participate in this Plan and with respect to Base Compensation for the Fiscal Year in which the Participant becomes eligible to participate in this Plan. Such election shall only apply to Base Compensation and Incentive Compensation earned prospectively. The above exception for the initial year of eligibility shall apply only to the extent the Participant is not already eligible to participate in a different deferred compensation plan of the same type as determined by Treasury Regulation Section 1.409A-1(c)(2).

Section 4.2	Cessation of Deferral. In the event of an Unforeseeable Emergency, a Participant may request in writing that deferrals elected by him which have not been credited to the Memorandum Account established hereunder cease. The Administrator shall, in its reasonable judgment, determine whether such an emergency exists. If the Administrator determines that no such emergency exists, the deferrals shall continue as originally elected.

ARTICLE V

MEMORANDUM ACCOUNT

Section 5.1	Nature of Account. For the purposes of measuring payments due Participants hereunder, the Journal shall maintain on behalf of each Participant a Memorandum Account to which Journal shall credit the amounts described in this Article V.

The Memorandum Account hereunder and assets, if any, and of any nature, acquired by Journal to measure a Participant’s benefits hereunder shall not constitute or be treated for any reason as a trust for, property of or a security interest for the benefit of Participant, his Beneficiaries or any other person. Participant and Journal acknowledge that the Plan constitutes a promise by Journal that Participants’ rights hereunder (by electing to defer compensation hereunder) are limited to those of general unsecured creditors of Journal and that the establishment of the Plan, acquisition of assets to measure Participants benefits hereunder or deferral of all or any portion of Participants Incentive Compensation hereunder does not prevent any property of Journal from being subject to the rights of all of Journal’s creditors. If Journal deposits funds, stock or other assets in a trust for the purpose of measuring and paying benefits due hereunder, the document creating such trust shall define the rights of Journal, Participants, Beneficiaries and Journal’s creditors to such deposits, the assets acquired with them and earnings thereof.

Section 5.2	Credit to Memorandum Account. As of the date such Base Compensation or Incentive Compensation is otherwise payable, Journal shall credit to the Memorandum Account of each Participant the amount, if any, of his deferred Base Compensation or Incentive Compensation on a uniform and nondiscriminatory basis for all Participants.

Section 5.3	Changes in Memorandum Account. If a Participant defers the receipt of Base Compensation or Incentive Compensation, his Memorandum Account shall record the receipt of such amounts and reflect earnings on such amounts as determined by the Administrator.

Section 5.4	Statement of Memorandum Account. Within 120 days after the last day of each Fiscal Year, Journal shall provide each Participant or his Beneficiaries a statement indicating the balance of his Memorandum Account reflecting the amount of deferrals, if any, occurring with respect to such year, together with all other changes in value during the Fiscal Year.

ARTICLE VI

TERMINATION DISTRIBUTIONS

Section 6.1	Termination of Employment. The Employee may elect, pursuant to Section 6.1(c) to receive the balance in his Memorandum Account in a lump sum (as provided in Section 6.1(a)) or installments (as provided in Section 6.1(b)).

(a)	Lump Sum. Upon a Participant’s Termination, the Journal shall pay an amount equaling the entire balance of a Participants Memorandum Account to him in a single lump sum occurring within the first 90 days following the Participant’s Termination. Such payment shall cancel the balance in his Memorandum Account.

(b)	Installments. If validly elected, the Administrator shall pay to the Participant an amount equaling the balance in his Memorandum Account in annual installments over a period of 10 years. Payments shall begin within the first 90 days following the Participant’s Termination and thereafter on each anniversary of the first payment date. The amount of each installment shall equal the quotient obtained upon dividing the balance in the Memorandum Account as of the first day of the Fiscal Year of payment by the number of installments then remaining to be paid (including the Installment then being paid). The Administrator shall reduce the balance in the distributor’s Memorandum Account by the amount of such payment immediately upon the occurrence of such payment.

(c)	Election. Each Participant may, at the time he makes his initial election to defer under Section 4.1 (i.e. when the Participant first becomes a Participant in the Plan), elect the installment form of payment hereunder by submitting to the Administrator a document substantially in the form thereof attached hereto as Schedule B. Such election shall apply to all amounts subsequently deferred under this Plan. If no election is made, payment will be made in a lump sum pursuant to Section 6.1(a). Such election or failure to make such election shall be irrevocable.

(d)	Small Account Balance Lump Sum Payment. In the event that a Participant’s total Memorandum Account balance is less than the amount described in Code Section 402(g)(1)(B) on the date of Participant’s Termination, the total balance of the Participant’s Memorandum Account shall be paid in a lump sum and any form of payment election to the contrary shall be null and void.

Section 6.2	Distributions Upon Death.

(a)	Upon a Participant’s death, either before or after his Termination, with a balance remaining in his Memorandum Account, Journal shall pay an amount equaling the entire balance of his Memorandum Account to the beneficiary or beneficiaries he specifies or, if none, to his surviving spouse or, if none, to his estate. Each Participant may designate a beneficiary or beneficiaries to receive the unpaid balance of his Memorandum Account upon his death and may revoke or modify such designation at any time and from time to time by submitting to the Administrator a Beneficiary Designation substantially in the form thereof attached hereto as Schedule C.

(b)	If a Participant’s death occurs prior to the payment of any amounts to him hereunder, other than payments for Unforeseeable Emergencies, payments shall occur in five annual installments, with the first payment occurring within the first 90 days following the Participant’s death and thereafter on each anniversary of the first payment date for each of the next four years. The amount of each such payment shall equal the quotient obtained upon dividing the balance in the Memorandum Account as of the first day of the Fiscal Year of payment by the number of installments then remaining to be paid (including the installment then being paid).

(c)	If a Participant’s death occurs after the payment of any amount to him hereunder, other than payments for Unforeseeable Emergencies, payments to his Beneficiary shall occur in the same form, and be calculated in the same manner, as paid to the Participant prior to his death by merely substituting the recipient for the Participant.

(d)	If a Beneficiary survives a Participant but dies prior to receipt of the entire amount in the Memorandum Account due him, Journal shall, within 90 days of the Beneficiary’s death, pay to the estate of the Beneficiary in a lump sum the entire remaining balance therein due the Beneficiary.

(e)	The Administrator shall reduce the balance in the deceased Participant’s Memorandum Account by the amount of any payment pursuant to this Section 6.2 immediately upon the occurrence of such payment.

Section 6.3	Unforeseeable Emergencies. In the event of an Unforeseeable Emergency either before or after the commencement of payments hereunder, a Participant or Beneficiary may request in writing that all or any portion of the benefits due him hereunder be paid in one or more installments prior to the normal time for payment of such amount. The Administrator shall, in its reasonably judgment, determine whether such an emergency exists and that the applicant could not address the emergency through reimbursement or compensation by insurance or otherwise, by liquidation of other assets (provided such liquidation, in itself, would not create a financial hardship) or by ceasing deferrals hereunder. Only if the Administrator determines that such an emergency exists, Journal shall pay to the Participant or Beneficiary, as the case may be, an amount equal to the lesser of (a) the amount request or (b) the amount necessary (in the reasonably opinion of the Administrator) to alleviate the hardship. The Administrator shall use its reasonable discretion to determine when the prepayments shall be made and shall immediately reduce the balance in the recipient’s Memorandum Account by the amount of such payment.

ARTICLE VII

ADMINISTRATION OF THE PLAN

Section 7.1	Appointment of Separate Administrator. Journal shall, in writing, appoint a separate Administrator. Any person, including, but not limited to, Employees, shall be eligible to serve as Administrator. Two or more persons may form a committee to serve as Administrator. Persons serving as Administrator may resign by written notice to Journal and Journal may appoint or remove such persons. An Administrator consisting of more than one person shall act by a majority of its members at the time in office, either by vote at a meeting or in writing without a meeting. An Administrator consisting of more than one person may authorize any one or more of its members to execute any document or documents on behalf of the Administrator, in which event the Administrator shall notify Journal of the member or members so designated. Journal shall accept and rely upon any document executed by such member or members as representing action by the Administrator until the Administrator shall file with Journal a written revocation of such designation. No person serving as Administrator shall vote or decide upon any matter relating solely to himself or solely to any of his rights or benefits pursuant to the Plan.

Section 7.2	Powers and Duties. The Administrator shall administer the Plan in. accordance with its terms. The Administrator shall have full and complete authority and control with respect to Plan operations and administrator unless the Administrator allocates and delegates such authority or control pursuant to the procedures stated in subsection (b) or (c) below. Any decisions of the Administrator or its delegate shall be final and binding upon all persons dealing with the Plan or claiming any benefit under the Plan. The Administrator shall have all powers which are necessary to manage and control Plan operations and administration including, but not limited to, the following:

(a)	To employ such accountants, counsel or other persons as it deems necessary or desirable in connection with Plan administration. Journal shall bear the costs of such services and other administrative expenses.

(b)	To designate in writing persons other than the Administrator to perform any of its powers and duties hereunder.

(c)	To allocate in writing any of its powers and duties hereunder to those persons who have been designated to perform Plan fiduciary responsibilities.

(d)	The discretionary authority to construe and interpret the Plan, including the power to construe disputed provisions.

(e)	To resolve all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, questions as to the eligibility or the right of any person to a benefit.

(f)	To adopt such rules, regulations, forms and procedures from time to time as it deems advisable and appropriate in the proper administration of the Plan.

(g)	To prescribe procedures to be followed by any person in applying for distributions pursuant to the Plan and to designate the forms or documents, evidence and such other information as the Administrator may reasonably deem necessary, desirable or convenient to support an application for such distributions.

(h)	To apply consistently and uniformly the Committee rules, regulations and determinations to all Participants and Beneficiaries in similar circumstances.

Section 7.3	Records and Notices. The Administrator shall keep a record of all its proceedings and acts and shall maintain all such books of accounts, records and other data as may be necessary for proper Plan administration. The Administrator shall notify Journal of any action taken by the Administrator which affects the Trustee’s Plan obligations or rights and, when required, shall notify any other interested parties.

Section 7.4	Compensation and Expenses. The expenses incurred by the Administrator in the proper administrator of the Plan shall be paid from Journal. An Administrator who is an Employee shall not receive any additional fee or compensation for services rendered as an Administrator.

Section 7.5	Limitation of Authority. The Administrator shall not add to, subtract from or modify any of the terms of the Plan, change or add to any benefits prescribed by the Plan, or waive or fail to apply any Plan requirement for benefit eligibility.

ARTICLE VIII

GENERAL PROVISIONS

Section 8.1	Assignment. No Participant or Beneficiary may sell, assign, transfer, encumber or otherwise dispose of the right to receive payments hereunder. A Participants rights to benefit payments under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the Participant or the Participant s beneficiary.

Section 8.2	Employment Not Guaranteed by Plan. The establishment of this plan, its amendments and the granting of a benefit pursuant to the Plan shall not give any Participant the right to continued Employment or limit the right of Journal to dismiss or impose penalties upon the Participant or modify the terms of Employment of any Participant.

Section 8.3	Termination and Amendment. Journal may at any time and from time to time terminate, suspend, alter or amend this Plan and no Participant or any other person shall have any right, title, interest or claim against Journal, its directors, officers or employees for any amounts, except that Participant shall be vested in his Memorandum Account hereunder as of the date on which the Plan is terminated, suspended, altered or amended and (unless Journal and Participant agree to the contrary) such amount shall (a) continue to fluctuate pursuant to the investment election then in effect and (b) be paid to the Participant or his Beneficiaries at the time and in the manner provided by Article VI above.

Section 8.4	Successors and Assigns. The provisions of the Plan are binding upon and inure to the benefit of the Employer, its successors and assigns, and the Employee, his beneficiaries, heirs, legal representatives and assigns.

Section 8.5	Governing Law. The Plan shall be subject to and construed in accordance with the laws of the State of Wisconsin.

Section 8.6	Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been included herein.

Section 8.7	Notice. Any and all notices, designations or reports provided for herein shall be in writing and delivered personally or by registered or certified mail, return receipt requested, addressed, in the case of Journal, its Board of Directors or Administrator, to Journal’s principal business office and, in the case of a Participant or Beneficiary, to his home address as shown on the records of Journal.

Section 8.8	Notification of Addresses. Employee and his spouse shall file with the Administrator, from time to time, in writing, the post office address of the Employee, the post office address of his spouse, and each change of post office address. Any communication, statement or notice addressed to the last post office address filed with the Administrator (or if no such address was filed with the Administrator, then to the last post office address of the Employee or his spouse as shown on the Employer’s records) shall be binding on the Employee and his spouse for all purposes of the Plan, and neither the Administrator nor the Employer shall be obliged to search for or ascertain the whereabouts of Employee or his spouse.

Section 8.9	Limitation on Liability. In no event shall Journal, Employer, Administrator or any Employee, officer or director of Journal incur any liability for any act or failure to act unless such act or failure to act constitutes a lack of good faith, willful misconduct or gross negligence with respect to the Plan.

Section 8.10	Indemnification. Journal shall indemnify the Administrator and any Employee, officer or director of Journal against all liabilities arising by reasons of any act or failure to act unless such act or failure to act is due to such good faith in the performance of his duties to the Plan or Trust Fund. Such indemnification shall include, but not be limited to, expenses reasonably incurred in the defense of any claim including attorney and legal fees, and amounts paid in any settlement or compromise; provided, however, that indemnification shall not occur to the extent that it is not permitted by applicable law. Indemnification shall not be deemed the exclusive remedy of any person entitled to indemnification pursuant to this section. The indemnification provided hereunder shall continue as to a person who has ceased acting as a director, officer, member, agent or Employee of the Administrator or as an officer, director or Employee of Journal, and such person’s rights shall inure to the benefit of his heirs and representatives.

Section 8.11	Tax Liability. The Employer may withhold from any payment of Benefits hereunder any taxes required to be withheld and such sum as the Employer may reasonably estimate to be necessary to cover any taxes for which the Employer may be liable and which may be assessed with regard to such payment.

Section 8.12	Headings. All articles and section headings in this Plan are intended merely for convenience and shall in no way be deemed to modify or supplement the actual terms and provisions stated thereunder.

Section 8.13	Specified Employees. Notwithstanding anything in the Plan to the contrary, if any amount or benefit that would constitute non-exempt “deferred compensation”for purposes of Section 409A of the Code would otherwise be payable or distributable under this Plan by reason of a Participant’s Termination during a period in which the Participant is a Specified Employee (as defined below), then, subject to any permissible acceleration of payment by Journal under Treas. Reg. Section 1.409A-3(j)(4)(ii) (domestic relations order), (j)(4)(iii) (conflicts of interest), or (j)(4)(vi) (payment of employment taxes):

(a)	if the payment or distribution is payable in a lump sum, the Participant’s right to receive payment or distribution of such non-exempt deferred compensation will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s Termination; and

(b)	if the payment or distribution is payable in installments, the amount of such non-exempt deferred compensation that would otherwise be payable during the six-month period immediately following the Participant’s Termination will be accumulated and the Participant’s right to receive payment or distribution of such accumulated amount will be delayed until the earlier of the Participant’s death or the first day of the seventh month following the Participant’s Termination, whereupon the accumulated amount will be paid or distributed to the Participant and the normal payment or distribution schedule for any remaining payments or distributions will resume.

For purposes of this Plan, the term “Specified Employee” has the meaning given such term in Code Section 409A and the final regulations thereunder, provided, however, that, as permitted in such final regulations, Journal’s Specified Employees and its application of the six-month delay rule of Code Section 409A(a)(2)(B)(i) shall be determined in accordance with rules adopted by the Board or a committee of the Board, which shall be applied consistently with respect to all nonqualified deferred compensation arrangements of Journal, including this Plan.

        IN WITNESS WHEREOF, Journal, by action of its Board of Directors, has caused this amended and restated Plan to be executed and thereby established and its seals to be hereunto affixed on the 8th day of December, 2007.

JOURNAL COMMUNICATIONS, INC. By:/s/_____________________________ Attest: /s/___________________________

[Seal]

SCHEDULE A

DEFERRAL ELECTION

To:	Administrator, Journal Communications, Inc. Non-Qualified Compensation Plan Journal Communications, Inc. P.O. Box 661 Milwaukee, Wisconsin 53201-0661 ATTN: Anne Bauer

Pursuant to the Journal Communications, Inc. Non-Qualified Deferred Compensation Plan (the “Plan”), I irrevocably elect to defer the following:

_____________%	of my Base Compensation payable for services performed in the Fiscal Year 2008

_____________%	of the amount payable under the Journal Communications, Inc. Annual Management Incentive Plan for services performed during the Fiscal Year 2008, rounded to the nearest $100.00

_____________	I elect to make no deferral

I understand that I shall have no right to modify, revoke, or amend this election at anytime on or following December 31, 2007 except in the case of an Unforeseeable Emergency as provided by Article IV, Section 4.2 of the Plan.

I acknowledge that this election to defer all or a portion of the Base Compensation or Incentive Compensation which may become payable to me does not imply that such compensation will be paid or has been promised to me. I further acknowledge that the payment of such Base Compensation or Incentive Compensation results solely and. absolutely pursuant to terms and conditions otherwise established by the Journal.

Dated this day of _____________________________

Received on behalf of the Administrator this __________ day of _____________

By ________________________________

SCHEDULE B

OPTIONAL PAYMENT ELECTION

To:	Administrator, Journal Communications, Inc. Non-Qualified Compensation Plan Journal Communications, Inc. P.O. Box 661 Milwaukee, Wisconsin 53201-0661 ATTN: Anne Bauer

Pursuant to Article VI, Section 6.1 of the Journal Communications, Inc. Non-Qualified Deferred Compensation Plan, the undersigned Participant hereby elects payment of the entire balance of his Memorandum Account in the following form:

_________________	Lump Sum

_________________	Installments over 10 years.

Dated this day of _____________________________

Received on behalf of the Administrator this __________ day of _____________

By ________________________________

SCHEDULE C

BENEFICIARY DESIGNATION

To:	Administrator, Journal Communications, Inc. Non-Qualified Compensation Plan Journal Communications, Inc. P.O. Box 661 Milwaukee, Wisconsin 53201-0661 ATTN: Anne Bauer

I HEREBY designate:

________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

________________________________________________________________________________________________

as the beneficiary or Beneficiaries of all amounts, if any, which will become payable upon my death pursuant to the Journal Communications, Inc. Non-Qualified Deferred Compensation Plan. I understand that this designation shall remain in full force and effect until revoked or modified by me in writing.

Dated this day of _____________________________

Received on behalf of the Administrator this __________ day of _____________

By________________________________